EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated March 22, 2011, with respect to the statement of condition including the related portfolio of Technology Portfolio 2011-2 (included in Van Kampen Unit Trusts, Series 1090) as of March 22, 2011, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-171766) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
March 22, 2011